Exhibit 99.1

Jack in the Box Inc. to Webcast First Quarter Fiscal 2020 Earnings Conference Call on February 20

SAN DIEGO--(BUSINESS WIRE)--February 12, 2020--Jack in the Box Inc. (NASDAQ: JACK) will report first quarter fiscal 2020 financial results after market close on Wednesday, February 19, 2020, and the company will host a conference call to review the results on Thursday, February 20, 2020, beginning at 8:30 a.m. PT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call, in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 11:30 a.m. PT on February 20, 2020.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Contacts

Investor Contact:
Rachel Webb, (858) 571-2683